UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On April 1, 2011, Goodrich Corporation (“Goodrich”) announced that it had entered into a Purchase and Sale Agreement dated March 31, 2011 (the “Purchase Agreement”) with SSCP Aero Holdings S.C.A. to acquire all of the issued capital of Microtecnica S.r.l. for approximately 330 million Euros ($462 million at an exchange rate of 1.40). Microtecnica is a leading provider of flight control actuation systems for helicopter, regional and business aircraft, missile actuation, and aircraft thermal and environmental control systems. The completion of the transaction is subject to customary governmental approvals.
The foregoing description of the Purchase Agreement is qualified by reference to the Purchase Agreement, which is filed herewith as Exhibit 2.1, and is incorporated herein in its entirety by reference. The exhibits and schedules to the Purchase Agreement have been omitted from Exhibit 2.1. The Company shall furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request. A copy of the press release issued by Goodrich on April 1, 2011 announcing the execution of the Purchase Agreement is filed herewith as Exhibit 99.1, and is incorporated herein in its entirety by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Agreement for the Purchase and Sale of the entire corporate capital of Microtecnica S.r.l. by and between SSCP Aero Holdings S.C.A., as Seller, and Goodrich Italia S.r.l., as Buyer.

Exhibit 99.1	Press Release, dated April 1, 2011, entitled “Goodrich Corporation Signs Agreement to Acquire Microtecnica.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: April 1, 2011	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Assistant Secretary

Exhibit Index

Exhibit 2.1	Agreement for the Purchase and Sale of the entire corporate capital of Microtecnica S.r.l. by and between SSCP Aero Holdings S.C.A., as Seller, and Goodrich Italia S.r.l., as Buyer.

Exhibit 99.1	Press Release, dated April 1, 2011, entitled “Goodrich Corporation Signs Agreement to Acquire Microtecnica.”

4